Exhibit 99.7

INDEX TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Pro Forma Combined Financial Statements (Unaudited)

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF COTTONWOOD COMMUNITIES, INC.

As of and For the Three Months Ended March 31, 2021 and for the Year Ended December 31, 2020

The following unaudited pro forma combined financial information sets forth:

Historical Financial Information

•the historical consolidated financial information of Cottonwood Communities, Inc. (“CCI") as of and for the three months ended March 31, 2021, derived from CCI’s unaudited consolidated financial statements, and the historical consolidated financial information of CCI for the year ended December 31, 2020, derived from CCI’s audited consolidated financial statements;

•the historical consolidated financial information of Cottonwood Residential II, Inc. (“CRII”) as of and for the three months ended March 31, 2021, derived from CRII’s unaudited consolidated financial statements, and the the historical consolidated financial information of CRII for the year ended December 31, 2020, derived from CRII’s audited consolidated financial statements;

•the historical consolidated financial information of Cottonwood Multifamily REIT I, Inc. (“CMRI”) as of and for the three months ended March 31, 2021, derived from CMRI’s unaudited consolidated financial statements, and the historical consolidated financial information of CMRI for the year ended December 31, 2020, derived from CMRI’s audited consolidated financial statements;

•the historical consolidated financial information of Cottonwood Multifamily REIT II, Inc. (“CMRII”) as of and for the three months ended March 31, 2021, derived from CMRII’s unaudited consolidated financial statements, and the historical consolidated financial information of CMRII for the year ended December 31, 2020, derived from CMRII’s audited consolidated financial statements;

Fully Combined Company Pro Forma Statements

•pro forma adjustments to give effect to the mergers of CRII, CMRI and CMRII with CCI (the "Fully Combined Merger”, as together the "Fully Combined Company") on CCI’s consolidated balance sheet as of March 31, 2021, as if these mergers closed on March 31, 2021, including the balance sheet effects related to the adjustments in the pro forma consolidated statement of operations of the Fully Combined Company;

•pro forma adjustments to give effect to the Fully Combined Merger on CCI’s consolidated statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020, as if these mergers closed on January 1, 2020.

These unaudited pro forma combined financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by CCI’s management; however, they are not necessarily indicative of what CCI’s consolidated financial condition or results of operations actually would have been assuming the Fully Combined Merger had been consummated as of the dates previously indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. These unaudited pro forma combined financial statements do not include the impact of any synergies that may be achieved through these mergers nor any strategies that CCI’s management may consider in order to continue to efficiently manage its operations. This unaudited pro forma combined financial information should be read in conjunction with:

•CCI’s unaudited consolidated financial statements and the related notes thereto as of and for the three months ended March 31, 2021;

•CCI’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2020;

•CRII’s unaudited consolidated financial statements and the related notes thereto as of and for the three months ended March 31, 2021;

•CRII’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2020;

•CMRI’s unaudited consolidated financial statements and the related notes thereto as of and for the three months ended March 31, 2021;

•CMRI’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2020;

•CMRII’s unaudited consolidated financial statements and the related notes thereto as of and for the three months ended March 31, 2021; and

•CMRII’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2020.

The Fully Combined Merger will be accounted for as a business combination under Accounting Standards Codification (“ASC”) 805, Business Combinations.

In a business combination, assets acquired and liabilities assumed are recorded at fair value. Differences between the transaction price and the fair value of identifiable assets acquired, the liabilities assumed, and non-controlling interest in the acquiree are accounted for as goodwill, or conversely, as a gain on bargain purchase. Transaction costs in business combinations are expensed as incurred. Intangible assets will be recognized in accordance with ASC 350: Intangibles—Goodwill and Other. The allocation of the purchase price reflected in these unaudited pro forma combined financial statements has not been finalized and is based upon preliminary estimates of fair value, which is the best available information at the current time. A final determination of the fair values of the individual assets acquired and liabilities assumed will be based on actual valuations as of the date the merger closes. Consequently, amounts preliminarily allocated to the tangible and intangible assets acquired and liabilities assumed could change significantly from those used in the unaudited pro forma combined financial statements and could result in a material change in depreciation and amortization of tangible and intangible assets and liabilities as well as revenues and expenses. The completion of the valuations, the impact of ongoing integration activities, and other changes in tangible and intangible assets and liabilities that occur could cause material differences in the information presented.

UNAUDITED PRO FORMA FULLY COMBINED BALANCE SHEETS AS OF MARCH 31, 2021 (In Thousands, Except Share and Per Share Data)

	CCI Historical March 31, 2021	CRII Historical March 31, 2021	CMRI Historical March 31, 2021	CMRII Historical March 31, 2021	Autonomous Entity Adjustments	Note	Pro Forma Fully Combined Company Transaction Accounting Adjustments	Note	Pro Forma Fully Combined Company
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Assets
Real estate assets, net	$159,790	$842,613	$—	$—	$—		$484,932	(A)	$1,487,335
Investment in unconsolidated real estate entities	33,464	40,532	26,199	36,882	(63,088)	(B)	89,262	(C)	163,251
Real estate note investment, net	9,066	—	—	—	—		—		9,066
Cash and cash equivalents	7,134	29,484	546	201	(1,266)	(D)	(3,317)	(G)	32,782
Restricted cash	285	20,195	—	—	—		—		20,480
Related party notes	—	9,927	—	—	13,076	(E)	(23,003)	(F)	—
Related party receivables	30	874	3	—	45	(G)	—		952
Other assets	743	34,587	40	76	(19,260)	(H)	22,345	(I)	38,531
Total assets	$210,512	$978,212	$26,788	$37,159	$(70,493)		$570,219		$1,752,397
Liabilities and equity
Liabilities
Mortgage notes, net	$68,879	$628,023	$—	$—	$—		$9,181	(J)	$706,083
Construction loans, net	—	56,509	—	—	—		—		56,509
Preferred stock, net	39,817	143,952	—	—	—		108	(K)	183,877
Unsecured promissory notes, net	—	46,861	—	—	—		1,782	(K)	48,643
Related party payables	540	—	1,968	1,457	(550)	(G)	(3,317)	(G)	98
Promissory notes	—	—	1,466	2,005	—		(3,471)	(L)	—
Accounts payable, accrued expenses and other liabilities	3,668	34,880	410	418	(152)	(D)	—		39,224
Total liabilities	112,904	910,225	3,844	3,880	(702)		4,283		1,034,434
Stockholders' equity and noncontrolling interests
Common stock	122	2	49	49	(100)	(M)	1,237	(N)	1,359
Additional paid-in capital	121,722	3,554	48,949	48,915	(101,416)	(M)	122,517	(N)	244,241
Accumulated distributions	(9,278)	(428)	(12,230)	(8,038)	20,695	(M)	—		(9,279)
Accumulated deficit	(14,958)	(2,108)	(13,824)	(7,647)	23,540	(M)	(2,500)	(O)	(17,497)
Total stockholders' equity	97,608	1,020	22,944	33,279	(57,281)		121,254		218,824
Noncontrolling interests
Limited partners	—	(76,685)	—	—	63,224	(P)	321,846	(P)	308,385
Partially owned entities	—	143,652	—	—	(75,734)	(P)	122,836	(P)	190,754
Total noncontrolling interest	—	66,967	—	—	(12,510)		444,682		499,139
Total stockholders' equity and noncontrolling interests	97,608	67,987	22,944	33,279	(69,791)		565,936		717,963
Total liabilities, stockholders' equity and noncontrolling interests	$210,512	$978,212	$26,788	$37,159	$(70,493)		$570,219		$1,752,397

UNAUDITED PRO FORMA FULLY COMBINED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2021 (In Thousands, Except Share and Per Share Data)

	CCI Historical March 31, 2021	CRII Historical March 31, 2021	CMRI Historical March 31, 2021	CMRII Historical March 31, 2021	Autonomous Entity Adjustments	Note	Pro Forma Fully Combined Transaction Accounting Adjustments	Note	Pro Forma Fully Combined Company
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Rental and other property revenues	$3,172	$21,605	$—	$—	$—		$—		$24,777
Real estate note investment interest	246	—	—	—	—		—		246
Property management and development	—	3,198	—	—	—		—		3,198
Advisory services	—	1,534	—	—	(1,333)	(a)	—		201
Total revenues	3,418	26,337	—	—	(1,333)		—		28,422
Expenses
Property operations	1,348	8,299	—	—	—		181	(e)	9,828
Reimbursable operating expenses to related parties	257	—	—	—	—		—		257
Property management	—	3,309	—	—	(822)	(a)	—		2,487
Asset management fee to related party	886	—	274	200	—		—		1,360
Depreciation and amortization	1,339	8,259	—	—	(659)	(b)	8,249	(f)	17,188
General and administrative expenses	2,247	4,598	564	634	—		5,711	(g)	13,754
Total operating expenses	6,077	24,465	838	834	(1,481)		14,141		44,874
Other (expense) income
Equity in earnings (losses) of unconsolidated real estate entities	952	146	(69)	(21)	90	(c)	(1,820)	(h)	(722)
Interest income	—	2,157	—	—	228	(d)	(84)	(i)	2,301
Interest expense	(1,330)	(8,432)	—	—	—		944	(j)	(8,818)
Gain from distribution in excess of investment in unconsolidated real estate entity	—	2,689	—	—	—		—		2,689
Gain on bargain purchase	—	—	—	—	—		23,334	(n)	23,334
Other expenses	—	(1,836)	—	—	—		—		(1,836)
Total other (expense) income	(378)	(5,276)	(69)	(21)	318		22,374		16,948
Total expenses before asset management fee waiver	(6,455)	(29,741)	(907)	(855)	1,799		8,233		(27,926)
Asset management fee waived by Advisor	27	—	—	—	—		—		27
Net expenses after asset management fee waiver	(6,428)	(29,741)	(907)	(855)	1,799		8,233		(27,899)
Income tax benefit	—	(341)	—	—	—		335	(k)	(6)
Net income (loss)	(3,010)	(3,745)	(907)	(855)	466		8,568		517
Net (income) loss attributable to noncontrolling interests:
Limited partners	—	3,110	—	—	(271)	(l)	(4,953)	(l)	(2,114)
Partially owned entities	—	425	—	—	—		(47)	(l)	378
Net income (loss) attributable to common stockholders	(3,010)	(210)	(907)	(855)	195		3,568		(1,219)

Weighted average shares outstanding	12,232,289	213,484	4,904,045	4,881,490	—		11,425,380	(m)	23,657,669
Net income (loss) per common share - basic and diluted	(0.25)	(0.98)	(0.18)	(0.18)	—		0.31		(0.05)

UNAUDITED PRO FORMA FULLY COMBINED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020 (In Thousands, Except Share and Per Share Data)

	CCI Historical December 31, 2020	CRII Historical December 31, 2020	CMRI Historical December 31, 2020	CMRII Historical December 31, 2020	Autonomous Entity Adjustments	Note	Pro Forma Fully Combined Transaction Accounting Adjustments	Note	Pro Forma Fully Combined Company
	(Audited)	(Audited)	(Audited)	(Audited)
Revenues
Rental and other property revenues	$10,749	$85,851	$—	$—	$—		$—		$96,600
Real estate note investment interest	576	—	—	—	—		—		576
Property management and development	—	15,532	—	—	—		—		15,532
Advisory services	—	5,316	—	—	(4,517)	(a)	—		799
Total revenues	11,325	106,699	—	—	(4,517)		—		113,507
Expenses
Property operations	4,570	34,266	—	—	—		(334)	(e)	38,502
Reimbursable operating expenses to related parties	1,030	—	—	—	—		—		1,030
Property management	—	14,732	—	—	(3,114)	(a)	—		11,618
Asset management fee to related party	2,799	—	1,108	807	—		—		4,714
Depreciation and amortization	6,966	32,858	—	—	(2,411)	(b)	42,932	(f)	80,345
General and administrative expenses	3,354	14,245	629	621	—		3,579	(g)	22,428
Total operating expenses	18,719	96,101	1,737	1,428	(5,525)		46,177		158,637
Other (expense) income
Equity in earnings (losses) of unconsolidated real estate entities	2,113	589	(885)	(262)	1,148	(c)	(13,433)	(h)	(10,730)
Interest income	198	4,137	—	—	910	(d)	(487)	(i)	4,758
Interest expense	(3,665)	(41,704)	—	—	—		6,668	(j)	(38,701)
Loss on consolidation of variable interest entity	—	(2,543)	—	—	—		—		(2,543)
Gain on bargain purchase	—	—	—	—	—		53,891	(n)	53,891
Other expenses	—	(2,387)	—	—	—		—		(2,387)
Total other (expense) income	(1,354)	(41,908)	(885)	(262)	2,058		46,639		4,288
Total expenses before asset management fee waiver	(20,073)	(138,009)	(2,622)	(1,690)	7,583		462		(154,349)
Asset management fee waived by Advisor	197	—	—	—	—		—		197
Net expenses after asset management fee waiver	(19,876)	(138,009)	(2,622)	(1,690)	7,583		462		(154,152)
Income tax benefit	—	3,590	—	—	—		336	(k)	3,926
Net income (loss)	(8,551)	(27,720)	(2,622)	(1,690)	3,066		798		(36,719)
Net (income) loss attributable to noncontrolling interests:
Limited partners	—	24,065	—	—	(1,787)	(l)	(1,860)	(l)	20,418
Partially owned entities	—	2,688	—	—	—		2,397	(l)	5,085
Net income (loss) attributable to common stockholders	(8,551)	(967)	(2,622)	(1,690)	1,279		1,335		(11,216)

Weighted average shares outstanding	10,781,487	240,390	4,924,904	4,920,913	—		11,425,380	(m)	22,206,867
Net income (loss) per common share - basic and diluted	(0.79)	(4.02)	(0.53)	(0.34)	—		0.12		(0.51)

COTTONWOOD COMMUNITIES, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
As of March 31, 2021

NOTE 1—BASIS OF PRO FORMA PRESENTATION

Cottonwood Communities, Inc. (“CCI”) is a real estate investment trust (“REIT”) that invests in multifamily apartment communities and real estate related assets located throughout the United States.

On January 26, 2021, CCI entered into a definitive merger agreement (the “CRII Merger Agreement”) with Cottonwood Residential II, Inc. (“CRII”). The merger ("CRII Merger") closed on May 7, 2021. Under the terms of the CRII Merger Agreement, CRII stockholders received 2.015 shares of CCI’s common stock in exchange for each share of CRII’s common stock. Operating partnership units in Cottonwood Residential O.P., LP ("CROP"), CRII's operating partnership, also split into 2.015 units. CCI's operating partnership, Cottonwood Communities O.P., LP, then merged into CROP with CROP surviving (the "CROP Merger"). CRII merged with and into Cottonwood Communities GP Subsidiary, LLC, a wholly owned subsidiary of CCI (“Merger Sub”), with Merger Sub surviving the CRII Merger and continuing as a wholly owned subsidiary of CCI. In accordance with the applicable provisions of Maryland General Corporation Law (“MGCL”), the separate existence of CRII ceased.

On January 26, 2021, CCI entered into a definitive merger agreement (the “CMRI Merger Agreement”) with Cottonwood Multifamily REIT I, Inc. (“CMRI”). Under the terms of the CMRI Merger Agreement, CMRI stockholders will receive 1.175 shares of CCI’s common stock in exchange for each share of CMRI’s common stock. Subject to the terms and conditions of the CMRI Merger Agreement, CMRI will merge with and into the Merger Sub, with Merger Sub surviving the merger (the “CMR I Merger”), such that following the CMRI Merger, the surviving entity will continue as a wholly owned subsidiary of CCI. In accordance with the applicable provisions of MGCL, the separate existence of CMR I shall cease.

On January 26, 2021, CCI also entered into a definitive merger agreement (the “CMRII Merger Agreement”) with Cottonwood Multifamily REIT II, Inc. (“CMRII”). Under the terms of the CMRII Merger Agreement, CMRII stockholders will receive 1.072 shares of CCI’s common stock in exchange for each share of CMRII’s common stock. Subject to the terms and conditions of the CMR II Merger Agreement, CMRII will merge with and into the Merger Sub, with Merger Sub surviving the merger (the “CMRII Merger”), such that following the CMRII Merger, the surviving entity will continue as a wholly owned subsidiary of CCI. In accordance with the applicable provisions of MGCL, the separate existence of CMRII shall cease.

The CMRI Merger and the CMRII Merger are not contingent on each other. These pro forma statements have been prepared under the Fully Combined Company scenarios.

NOTE 2—PRELIMINARY PURCHASE PRICE ALLOCATION

The total preliminary estimated purchase price of CRII, net of cash and restricted cash acquired, is approximately $4.7 million based on 2.015 shares of CRII common stock per share of CCI common stock and applied to 213,484 total common shares as of March 31, 2021.

The total preliminary estimated purchase price of CMRI, net of cash acquired, is approximately $62.4 million, based on 1.175 shares of CMRI common stock per share of CCI common stock and applied to 4,904,045 total common shares outstanding as of March 31, 2021.

The total preliminary estimated purchase price of CMRII, net of cash acquired, is approximately $56.7 million, based on 1.072 shares of CMRII common stock per share of CCI common stock and applied to 4,881,490 total common shares outstanding as of March 31, 2021.

The following summarizes the preliminary estimated purchase price of the fully combined company as of March 31, 2021 (in thousands, except share and per share data):

	March 31, 2021
Purchase price	Total	CRII	CMRI	CMRII
Common stock issued and outstanding	9,999,019	213,484	4,904,045	4,881,490
Exchange ratio	1.143	2.015	1.175	1.072
Implied CCI common stock issued as consideration	11,425,380	430,170	5,762,253	5,232,957
CCI's estimated value per share	$10.83	$10.83	$10.83	$10.83
Value of implied CCI common stock issued as consideration	123,754	4,659	62,414	56,681
The following table sets forth the preliminary allocation of the purchase price of CRII, CMRI and CMRII to the identifiable tangible and intangible assets acquired and liabilities assumed as of March 31, 2021 (in thousands):

March 31, 2021
Assets
Real estate assets, net	$1,328,130
Investments in unconsolidated real estate entities	131,614
Cash and cash equivalents	25,466
Restricted cash	19,753
Related party receivables	716
Other assets	42,111
Total assets acquired	$1,547,790
Liabilities
Mortgage notes, net	$637,296
Construction loans, net	56,508
Preferred stock, net	144,060
Unsecured promissory notes, net	48,643
Accounts payable, accrued expenses and other liabilities	43,160
Total liabilities assumed	929,667
Net assets acquired	618,123
Gain on bargain purchase	(23,334)
Less noncontrolling interests	(471,035)
Total estimated purchase price	$123,754

Total adjustments to the unaudited pro forma combined balance sheet also includes the effects of accumulated depreciation of $14.7 million on real estate assets, additional depreciation of $1.8 million on investments in unconsolidated real estate entities, and intangible amortization of $0.7 million from pro forma adjustments on the income statement for the period from January 1, 2021 through March 31, 2021.

The unaudited pro forma combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed by CCI based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

NOTE 3—PRO FORMA ADJUSTMENTS

Adjustments to the unaudited pro forma combined balance sheets as of March 31, 2021

The pro forma adjustments are based on our preliminary estimates and assumptions and are subject to change. The following adjustments have been reflected in the unaudited pro forma combined balance sheets of the Fully Combined Company as of March 31, 2021, and include the effects of certain adjustments in the pro forma consolidated statement of operations for activity from January 1, 2021 through March 31, 2021.

(A)     Reflects an increase of $499.6 million in the carrying amount of land, buildings and improvements, furniture, fixtures, equipment and construction in progress to record them at their estimated fair values, offset by accumulated depreciation and amortization of $14.7 million for the period from January 1, 2021 through March 31, 2021.

The fair value of in-place leases are capitalized as intangible lease assets. Methods used in determining fair value include the assistance of third-party valuation firms, replacement cost estimates less depreciation, discounted cash flows, and direct capitalization of net operating income. In-place leases are valued based on current rental rates and the average time necessary to lease a unit and are amortized over the estimated remaining term. The estimated allocation of the acquisition consideration is primarily based upon management's existing methodology and historical experiences in determining and allocating the acquisition price of real estate transactions to the respective real estate and related assets and liabilities.

(B)    Reflects the removal of investments in unconsolidated real estate entities upon the consolidation of the respective REITs.

(C)     Reflects an increase of $91.1 million in the carrying amounts of CRII's investments in unconsolidated real estate entities to record them at their estimated fair value, offset by $1.8 million of accumulated depreciation from the step up in the underlying investments for the period from January 1, 2020 through March 31, 2021. Investments in unconsolidated real estate entities include stabilize properties, development projects and other real estate related investments which we do not control.

(D)     Reflects the removal of assets and liabilities at Cottonwood Communities Advisors, LLC ("CCA") as a result of the redemption of all outstanding shares of CRII voting common stock held by Cottonwood Residential Holdings, LLC in exchange for an in‑kind distribution by CRII of all of CROP’s interest in CCA.

(E)     Reflects the in-kind distribution of CCA Notes of $13.0 million and accrued interest.

(F)     Reflects the distribution of CCA Notes and accrued interest to CROP unit holders, transfer of employee notes to High Traverse and the elimination of CMRI and CMRII notes on consolidation as follows (dollars in thousands):

Amount
CCA Notes	$13,000
Accrued Interest	75
Employee Notes	6,457
CMRI and CMRII Notes	3,471
Adjustment	$23,003

(G)     Reflects the net effect of the elimination of various receivables and payables between CCI, CRII, CMRI, and CMR II, and the removal of CCA receivables and payables due to the in‑kind distribution by CRII of all of CROP’s interest in CCA.

(H)    Reflects the removal of advisory service income receivables of $3.1 million, unamortized deferred offering costs of $15.7 million held at CCA, and the elimination and removal of various smaller assets.

(I)    Reflects the 1) removal of unamortized intangibles and goodwill of $1.9 million, 2) removal of deferred offering costs of $4.5 million, 3) an income tax provision adjustment of $0.3 million, 4) removal of other assets of $3.0 million, and 5) the acquisition of $32.1 million of intangible assets, offset by $0.7 million of accumulated amortization for the period from January 1, 2021 through March 31, 2021 (dollars in thousands):

Intangibles
Property management company	$19,200
Technology amenity contracts	3,001
Development and disposition fees	1,911
CCA Promote	8,009
Adjustment	$32,121

(J)    Reflects an increase in the carrying amounts of mortgage notes of $3.7 million to their estimated fair value, the write-off of $5.6 million of unamortized debt issuance costs, and accumulated amortization of $0.1 million of the fair value adjustment for the period from January 1, 2021 through March 31, 2021. The estimated fair value of mortgage notes was determined with the assistance of an independent third party debt valuation firm as of March 31, 2021.

(K)    Reflects the adjustment of preferred stock and unsecured promissory notes to their estimated fair value.

(L)     Reflects the resolution of payables and notes to CCA in conjunction with the distribution of CCA notes to CROP unit holders.

(M)    Reflects the elimination of the historical stockholders' equity accounts of CRII, CMRI, and CMRII, as applicable for the respective statement.

(N)     Reflects the increase in common stock at fair value for the respective merger, as shown below (dollars in thousands, except share and per share data):

	CRII	CMRI	CMRII	Total
Common stock issued and outstanding	213,484	4,904,045	4,881,490	9,999,019
Exchange ratio	2.015	1.175	1.072	1.143
Implied CCI common stock issued as consideration	430,170	5,762,253	5,232,957	11,425,380
CCI's most recently disclosed estimated value per share	$10.8315	$10.8315	$10.8315	$10.8315
Value of implied CCI common stock issued as consideration	$4,659	$62,414	$56,681	$123,754

(O)     Represents the change in accumulated deficit to common stockholders as a result of estimated fair value adjustments to acquired assets and liabilities as of March 31, 2021 and the statement of operations for the period from January 1, 2021 through March 31, 2021.

(P)     Represents the changes in noncontrolling interests as a result of changes in ownership, fair value adjustments to acquired assets and liabilities as of March 31, 2021, and resulting activity in the statement of operations for the period from January 1, 2021 through March 31, 2021.

Adjustments to the unaudited pro forma combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020.

(a)    Reflects the loss of CCA's advisory service income and associated expenses as a result of the in‑kind distribution by CRII of all of CROP’s interest in CCA. CCA's advisory services contracts are with CCI, CMRI, and CMRII.

Upon consummation of the CRII and CROP Mergers, CCI entered into an Amended and Restated Advisory Agreement with CCA whereby CCA earns a fee of 0.75% per year on gross asset value capped at 1.5% per year of net asset value, as defined in the advisory agreement. As part of this agreement, CCA also assumed additional overhead costs, including salaries and wages of persons previously employed by CROP. The estimated impact as if this agreement had been consummated on January 1, 2020 is as follows (dollars in thousands):

	Three Months Ended March 31, 2021	Year ended December 31, 2020
Asset management fee under new advisory services contract	$2,218	$8,599
Asset management fee under original contract	(1,360)	(4,714)
Change in asset management fee	858	3,885
Estimated additional overhead costs assumed by CCA	(835)	(3,341)
Net change	$23	$544
Further, under the terms and as defined in CROP's amended and restated operating agreement, CCA will receive an annual performance allocation of 12.5% (with a full 100% catch-up), after achieving a 5% hurdle amount on NAV.

(b)    Reflects the removal of amortization of sponsored offering costs at CCA as a result of the in‑kind distribution by CRII of all of CROP’s interest in CCA.

(c)    Reflects the elimination of equity in earnings at CMRI and CMRII for the respective statement. CMRI and CMRII invested in real estate joint ventures with CROP, recognizing their share of income (loss) under the equity method of accounting.

(d)    Reflects the adjustment to add interest income from loans provided to CCA from CROP and its subsidiaries. The interest was eliminated before the in‑kind distribution by CRII of all of CROP’s interest in CCA.

(e)    Reflects the removal of mark to market adjustments on interest rate caps as a result of the business combination.

(f)    Reflects the net effect of depreciation and amortization related to the step up in estimated fair value of real estate assets and acquired intangibles from the business combination, using the estimated fair values as of March 31, 2021. Depreciation and amortization expense is calculated using the straight-line method over an estimated useful life of 30 years for buildings, 5-15 years for building improvements, furniture, fixtures and equipment, and 6 months for in place leases. Other acquired intangibles are amortized over 5-15 years.

(g)    Reflects additional share based compensation expense resulting from the accelerated vesting of LTIP units and the issuance of additional retention grants to certain executives and an estimated $2.5 million of transaction costs for the Fully Combined Merger from March 31, 2021 through completion of the respective merger.

(h)    Reflects the effect of additional depreciation expense recorded in equity in earnings from the estimated fair value step up of investments in unconsolidated real estate entities, using values as of March 31, 2021.

(i)    Reflects the loss of interest income from CCA Notes and employee notes discussed in tick mark (F).

(j)    Reflects the following activity (dollars in thousands):

	Three Months Ended March 31, 2021	Year ended December 31, 2020
Removal of interest expense from amortization of deferred financing costs	$852	$(6,557)
Additional amortization related to the mark to market change in debt	92	(111)
Adjustment	$944	$(6,668)

(k)    Represents the adjustment to the provision for income taxes resulting from the loss of operating activity at CCA due to the in‑kind distribution by CRII of all of CROP’s interest in CCA, the removal of existing intangible assets, and the addition of new intangible assets in our taxable REIT subsidiary.

(l)    Represents the changes in net loss (income) attributable to noncontrolling interests as a result of the adjustments to the statement of operations for the respective period.

(m)    Represents additional common shares issued as a result of the mergers.

(n)    Represents a gain on bargain purchase for the difference of the fair value of consideration paid and the fair value of assets acquired and liabilities assumed.